Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS SECOND QUARTER FINANCIAL RESULTS

▪	Revenue of $7.3 Billion Grew 4% as Reported; 3% at Constant Currency

▪	GAAP Diluted EPS of $0.80; Non-GAAP Diluted EPS of $1.12

▪	GAAP Diluted EPS Grew 122%; Non-GAAP EPS Grew 15% at Constant Currency

▪	GAAP Operating Margin Improved 50 bps; Non-GAAP Operating Margin Improved 150 bps

DUBLIN – November 22, 2016 –Medtronic plc (NYSE: MDT) today announced financial results for its second quarter of fiscal year 2017, which ended October 28, 2016.

The company reported second quarter worldwide revenue of $7.345 billion, an increase of 4 percent, or 3 percent on a constant currency basis. Foreign currency had a positive $50 million impact on revenue. Second quarter GAAP net income and diluted earnings per share (EPS) were $1.115 billion and $0.80, increases of 114 percent and 122 percent, respectively. As detailed in the financial schedules included through the link at the end of this release, second quarter non-GAAP net income and diluted EPS were $1.561 billion and $1.12, representing increases of 6 percent and 9 percent, respectively. After adjusting for the negative 6 cent impact from foreign currency, non-GAAP diluted EPS increased 15 percent.

“Q2 revenue was disappointing and did not meet our expectations. We faced issues that affected our growth, including slower than expected revenue as we await new product introductions, particularly in CVG and Diabetes,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Despite this revenue shortfall, we produced a strong improvement in operating margins and double digit constant currency earnings per share growth."

The second quarter GAAP operating margin was 18.9 percent, a 50 basis point improvement. As detailed in the financial schedules included through the link at the end of this release, the second quarter non-GAAP operating margin was 28.9 percent on a constant currency basis, a 150 basis point improvement.

U.S. revenue of $4.152 billion represented 57 percent of company revenue and increased 1 percent. Non-U.S. developed market revenue of $2.209 billion represented 30 percent of company revenue and increased 8 percent, or 5 percent on a constant currency basis. Emerging market revenue of $984 million represented 13 percent of company revenue and increased 8 percent, or 10 percent on a constant currency basis.

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic & Peripheral Vascular (APV) divisions. CVG worldwide revenue of $2.584 billion increased 4 percent, or 3 percent on a constant currency basis, driven by CRHF growth from the recent acquisition of HeartWare and strong growth in other CRHF businesses, as well as growth in APV. CSH revenue growth was flat as strong growth in Structural Heart partially offset declines in Coronary.

▪
CRHF revenue of $1.400 billion increased 6 percent, or 5 percent on a constant currency basis, driven by growth from the company’s recent acquisition of HeartWare, high-twenties growth in AF Solutions on a constant currency basis, mid-teens growth in Diagnostics on a constant currency basis, partially offset by declines in core cardiac rhythm implantables, which declined in-line with the global market.

▪
CSH revenue of $753 million was flat on both a reported and constant currency basis. Structural Heart was driven by high-teens growth on a constant currency basis in transcatheter aortic heart valves as a result of strong customer adoption of the CoreValve®Evolut®R. Coronary declined in the mid-single digits on a constant currency basis, driven by double-digit declines in drug-eluting stents in the US and Japan, as the company awaits approval of Resolute Onyx™. This was partially offset by mid-single digit growth on a constant currency basis in drug-eluting stents in Western Europe resulting from continued strong sales of the Resolute Onyx™ platform.

▪
APV revenue of $431 million increased 5 percent, or 4 percent on a constant currency basis, with low-single digit growth on a constant currency basis in the Aortic business, driven by the success of the Heli-FX®EndoAnchor®System. The Peripheral Vascular business grew in the mid-single digits on a constant currency basis, with mid-twenties growth on a constant currency basis in drug-coated balloons, driven by the clinically differentiated IN.PACT®Admiral®DCB, which holds the leading market position in the U.S. and globally.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Solutions and the Patient Monitoring & Recovery (PMR) divisions. MITG worldwide revenue of $2.473 billion increased 5 percent, or 4 percent on a constant currency basis, led by MITG growth drivers, primarily Open-to-MIS, Emerging Markets, and Renal Care, as well as contributions from recent acquisitions and strength in Ventilation.

▪
Surgical Solutions revenue of $1.361 billion increased 5 percent, or 4 percent on a constant currency basis, driven primarily by its Open-to-MIS growth driver, including strong product sales from Valleylab™ FT10 energy platform and continued performance in endo stapling specialty reloads. In addition, there was solid contribution from Emerging Markets with overachievement in Latin America and China. The division also benefitted from the recent acquisition of Smith & Nephew’s gynecology business. At the same time, Surgical Solutions growth was offset in the U.S. by competitive pressures stemming from reprocessing of advanced energy instruments, and in the Middle East from the timing of tenders.

▪
PMR revenue of $1.112 billion increased 4 percent, or 3 percent on a constant currency basis, driven by mid-single digit growth in the Respiratory & Patient Monitoring business as a result of strong sales of the Puritan Bennett™ 980 ventilator. The Renal Care Solutions business benefitted from the recent acquisition of Bellco.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Brain Therapies, Specialty Therapies, and Pain Therapies divisions. RTG worldwide revenue of $1.826 billion increased 4 percent, or 3 percent on a constant currency basis. Group results were driven by mid-single digit growth in Brain Therapies and Specialty Therapies and continued improvement in Spine, offsetting declines in Pain Therapies, all on a constant currency basis.

▪
Spine revenue of $663 million increased 2 percent, or 1 percent on a constant currency basis, the division’s strongest growth in 7 quarters. The Core Spine business grew in the low-single digits in the U.S., as the focus on “Speed-to-Scale” new product launches is driving improved results. BMP grew in the low-single digits on a constant currency basis, with high-single digit growth in the U.S. partially offset by the loss of InductOs™ sales in Europe as a result of a shipping hold.

▪
Brain Therapies revenue of $506 million increased 7 percent, or 6 percent on a constant currency basis. Neurosurgery grew in the high-single digits on a constant currency basis, driven in part by strong imaging and navigation capital equipment sales. Neurovascular grew in the mid-single digits on a constant currency basis, slower growth than in prior quarters due to a recently announced voluntary recall of certain product lines. Brain Modulation grew in the low-single digits on a constant currency basis on the strength of the company’s MR conditional Activa DBS portfolio.

▪
Specialty Therapies revenue of $369 million increased 6 percent on both a reported and constant currency basis. All three businesses contributed to growth, with Advanced Energy growing in the low-double digits, Pelvic Health growing in the high-single digits, and ENT growing in the low-single digits, all on a constant currency basis.

▪
Pain Therapies revenue of $288 million decreased 2 percent on both a reported and constant currency basis. After adjusting for the divestiture of the division’s drug business, which occurred in the third quarter of fiscal year 2016, Pain Therapies revenue increased 1 percent on a constant currency basis. This was a result of mid-single digit declines on a constant currency basis in Spinal Cord Stimulation, as the business faced competitive pressures, partially offset by the Interventional business, which grew in the high-single digits, and Drug Pumps, which grew in the mid-single digits, both on a constant currency basis.

Diabetes Group
The Diabetes Group includes the Intensive Insulin Management (IIM), Non-Intensive Diabetes Therapies (NDT), and Diabetes Service & Solutions (DSS) divisions. Diabetes Group worldwide revenue of $462 million increased 3 percent on both a reported and constant currency basis. Growth was slower this quarter than in previous quarters due to the dynamics associated with the U.S. FDA approval of the MiniMed®630G System and earlier-than-expected U.S. FDA approval of the MiniMed®670G System, which the company expects to become commercially available in the Spring of 2017.

▪
IIM grew in the mid-single digits on a constant currency basis, including mid-teens growth on a constant currency basis in International markets as a result of continued strong sales in Europe and Asia Pacific of the MiniMed®640G System. This was offset by low-single digit declines in the U.S. driven by the timing between approval and shipments for both the MiniMed®630G System and MiniMed®670G System. In addition, the company is deferring a portion of its MiniMed®630G System sales due to its Priority Access Program.

▪	NDT grew in the high-thirties on a constant currency basis, led by strong sales of the iPro®2 Professional Continuous Glucose Monitor (CGM) technology with Pattern Snapshot to primary care physicians.

▪
DSS grew in the low-single digits on a constant currency basis as a result of growth in consumables, Diabeter clinics in Europe, and continued strong growth of the MiniMed®Connect, offset by the impact of buying patterns due to the previously mentioned insulin pump approvals.

Outlook
The company today updated its fiscal year 2017 revenue and free cash flow outlook and EPS guidance. Consistent with the company’s long-term, mid-single digit constant currency revenue growth expectation, the company now expects fiscal year 2017 revenue growth to be within the mid-single digit range on a constant currency, constant weeks basis, as opposed to the upper half of the mid-single digit range signaled previously. The company expects revenue growth for the second half of fiscal year 2017 to also be in the mid-single range on a constant currency basis. While the impact from foreign currency is fluid, if current exchange rates remain similar for the remainder of the fiscal year, the company’s full year revenue would be negatively affected by approximately $20 million to $60 million, including an approximate $10 million to $30 million negative impact in the third fiscal quarter.

In addition, the company updated its diluted non-GAAP EPS guidance for fiscal year 2017. The company continues to expect fiscal year 2017 diluted non-GAAP EPS growth to be in the double digits on a constant currency, constant week basis, which is consistent with the company’s long-term, double digit constant currency EPS growth expectation. The company expects non-GAAP diluted EPS growth for the second half of fiscal year 2017 to be in the 8 percent to 10 percent range on a constant currency basis. While the impact from foreign currency is fluid, taking into account the estimated 8 to 10 cent impact from the extra week in the first quarter last fiscal year, as well as an estimated negative impact from foreign currency to fiscal year 2017 EPS of 20 to 22 cents, assuming current exchange rates remain similar for the rest of the year, this growth guidance implies fiscal year 2017 non-GAAP diluted EPS in the range of $4.55 to $4.60.

Starting this quarter, the company is modifying its free cash flow outlook methodology to more closely align the company’s free cash flow projection with the results it reports each quarter. The company previously provided an adjusted free cash flow outlook, which would exclude cash payments related to non-GAAP items that might occur during the year, and will now provide an actual free cash flow outlook, which includes these items in projected free cash flow. The company expects free cash flow for fiscal year 2017 to be in the range of $5 to $6 billion.

“While some of the challenges that affected revenue in Q2 could persist in the near term, we remain confident in our ability to deliver mid-single digit constant currency revenue growth and double-digit constant currency EPS growth, not only in our current fiscal year, but on a sustained basis into the future,” said Ishrak. “As always, we remain committed to applying our medical technology and solutions to help address the universal healthcare needs of improving clinical outcomes, expanding access to care, and optimizing cost and efficiency, which combined represent a perpetual source of opportunity in healthcare."

Webcast Information
Medtronic will host a webcast today, November 22, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, investors, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on our Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Financial Schedules
To view the second quarter financial schedules and non-GAAP reconciliations, click here. To view the second quarter earnings presentation, click here. Both of these documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies – alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 88,000 people worldwide, serving physicians, hospitals and patients in approximately 160 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements related to product and service growth drivers, market position and opportunities, the transforming healthcare environment, strategies for and sustainability of growth, benefits from collaborations and acquisitions, availability of and plans for cash, product launches, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, challenges with respect to third-party collaborations and integration of acquired businesses, effectiveness of growth and restructuring strategies, challenges relating to our worldwide operations, challenges or unforeseen risks in implementing our growth strategies, government regulation, fluctuations in foreign currency exchange rates, future revenue and earnings growth, and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Anticipated results only reflect information available to Medtronic at this time and may differ from actual results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures and guidance, including free cash flow figures (defined as operating cash flows less property, plant and equipment additions), revenue and growth rates on a constant currency basis, net income, and diluted EPS, all of which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Unless otherwise noted, all revenue amounts given in this press release are stated in accordance with U.S. generally accepted accounting principles (GAAP). References to quarterly figures increasing or decreasing are in comparison to the second quarter of fiscal year 2016.

Medtronic management believes that in order to properly understand its short-term and long-term financial trends, including period over period comparisons of the company’s operations, investors may find it useful to exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP, and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking revenue growth and EPS projections exclude the impact of foreign currency exchange fluctuations. Forward-looking non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as non-GAAP adjustments to earnings during the fiscal year, such as amortization of intangible assets and acquisition-related, certain tax and litigation, and restructuring charges or gains. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

View FY17 Second Quarter Financial Schedules & Non-GAAP Reconciliations
View FY17 Second Quarter Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	SECOND QUARTER AS REPORTED			SECOND QUARTER CONSTANT CURRENCY ADJUSTED				SECOND QUARTER YTD AS REPORTED			SECOND QUARTER YTD CONSTANT CUURENCY ADJUSTED
(in millions)	FY17 Q2	FY16 Q2	Reported Growth	FY17 Q2	FY16 Q2	Currency Impact on Revenue	Constant Currency Growth (2)	FY17 Q2 YTD	FY16 Q2 YTD	Reported Growth (1)	FY17 Q2 YTD	FY16 Q2 YTD	Currency Impact on Revenue	Constant Currency Growth (1)(2)
Cardiac & Vascular Group	$2,584	$2,488	4%	$2,584	$2,488	$12	3%	$5,102	$5,060	1%	$5,102	$5,060	$5	1%
Cardiac Rhythm & Heart Failure	1,400	1,324	6	1,400	1,324	8	5	2,734	2,694	1	2,734	2,694	9	1
Coronary & Structural Heart	753	754	—	753	754	1	—	1,515	1,542	(2)	1,515	1,542	(7)	(1)
Aortic & Peripheral Vascular (3)	431	410	5	431	410	3	4	853	824	4	853	824	3	3

Minimally Invasive Therapies Group	2,473	2,356	5	2,473	2,356	29	4	4,897	4,812	2	4,897	4,812	32	1
Surgical Solutions	1,361	1,291	5	1,361	1,291	14	4	2,709	2,643	2	2,709	2,643	12	2
Patient Monitoring & Recovery	1,112	1,065	4	1,112	1,065	15	3	2,188	2,169	1	2,188	2,169	20	—

Restorative Therapies Group (3)	1,826	1,764	4	1,826	1,764	10	3	3,598	3,566	1	3,598	3,566	10	1
Spine	663	649	2	663	649	5	1	1,308	1,334	(2)	1,308	1,334	6	(2)
Brain Therapies	506	475	7	506	475	3	6	995	937	6	995	937	2	6
Specialty Therapies	369	347	6	369	347	1	6	725	693	5	725	693	1	4
Pain Therapies	288	293	(2)	288	293	1	(2)	570	602	(5)	570	602	1	(5)

Diabetes Group	462	450	3	462	450	(1)	3	914	894	2	914	894	(4)	3

TOTAL	$7,345	$7,058	4%	$7,345	$7,058	$50	3%	$14,511	$14,332	1%	$14,511	$14,332	$43	1%
See description of non-GAAP financial measures at the end of the earnings press release.

(1) Fiscal year 2016 was a 53-week year, with the extra week included in the first quarter results. While it is difficult to calculate the impact of the extra week, the Company estimates that the extra week impact on first quarter revenue was approximately $450 million.
(2) Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period.
(3) In fiscal year 2017, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from certain product lines in Restorative Therapies Group to Cardiac & Vascular Group's Aortic & Peripheral Vascular division. As a result, fiscal year 2016 results have been recast to adjust for this realignment.

MEDTRONIC PLC
U.S. REVENUE(3)
(Unaudited)

	SECOND QUARTER AS REPORTED			SECOND QUARTER YTD AS REPORTED
(in millions)	FY17 Q2	FY16 Q2	Reported Growth	FY17 Q2 YTD	FY16 Q2 YTD	Reported Growth (1)
Cardiac & Vascular Group	$1,353	$1,340	1%	$2,650	$2,696	(2)%
Cardiac Rhythm & Heart Failure	805	768	5	1,563	1,554	1
Coronary & Structural Heart	289	323	(11)	583	651	(10)
Aortic & Peripheral Vascular (2)	259	249	4	504	491	3

Minimally Invasive Therapies Group	1,266	1,263	—	2,501	2,555	(2)%
Surgical Solutions	586	573	2	1,163	1,160	—
Patient Monitoring & Recovery	680	690	(1)	1,338	1,395	(4)

Restorative Therapies Group (2)	1,261	1,215	4	2,468	2,435	1
Spine	469	454	3	921	916	1
Brain Therapies	293	272	8	571	536	7
Specialty Therapies	285	267	4	559	531	5
Pain Therapies	214	222	(4)	417	452	(8)

Diabetes Group	272	280	(3)	535	554	(3)

TOTAL	$4,152	$4,098	1%	$8,154	$8,240	(1)%

(1) Fiscal year 2016 was a 53-week year, with the extra week included in the first quarter results. While it is difficult to calculate the impact of the extra week, the Company estimates that the extra week impact on first quarter revenue was approximately $450 million.
(2) In fiscal year 2017, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from certain product lines in Restorative Therapies Group to Cardiac & Vascular Group's Aortic & Peripheral Vascular division. As a result, fiscal year 2016 results have been recast to adjust for this realignment.
(3) U.S. includes the United States and U.S. territories.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC(4)
(Unaudited)

	SECOND QUARTER AS REPORTED			SECOND QUARTER CONSTANT CURRENCY ADJUSTED				SECOND QUARTER YTD AS REPORTED			SECOND QUARTER YTD CONSTANT CUURENCY ADJUSTED
(in millions)	FY17 Q2	FY16 Q2	Reported Growth	FY17 Q2	FY16 Q2	Currency Impact on Revenue	Constant Currency Growth (2)	FY17 Q2 YTD	FY16 Q2 YTD	Reported Growth (1)	FY17 Q2 YTD	FY16 Q2 YTD	Currency Impact on Revenue	Constant Currency Growth (1)(2)
U.S.	$1,353	$1,340	1%	$1,353	$1,340	$—	1%	$2,650	$2,696	(2)%	$2,650	$2,696	$—	(2)%
Non-U.S. Developed	823	772	7	823	772	16	5	1,652	1,603	3	1,652	$1,603	31	1
Emerging Markets	408	376	9	408	376	(4)	10	800	761	5	800	$761	(26)	9
Cardiac & Vascular Group (3)	2,584	2,488	4	2,584	2,488	12	3	5,102	5,060	1	5,102	5,060	5	1

U.S.	1,266	1,263	—	1,266	1,263	—	—	2,501	2,555	(2)	2,501	2,555	—	(2)
Non-U.S. Developed	853	777	10	853	777	34	5	1,716	1,618	6	1,716	1,618	56	3
Emerging Markets	354	316	12	354	316	(5)	14	680	639	6	680	639	(25)	10
Minimally Invasive Therapies Group	2,473	2,356	5	2,473	2,356	29	4	4,897	4,812	2	4,897	4,812	31	1

U.S.	1,261	1,215	4	1,261	1,215	—	4	2,468	2,435	1	2,468	2,435	—	1
Non-U.S. Developed	383	368	4	383	368	13	1	767	754	2	767	754	22	(1)
Emerging Markets	182	181	1	182	181	(3)	2	363	377	(4)	363	377	(12)	(1)
Restorative Therapies Group (3)	1,826	1,764	4	1,826	1,764	10	3	3,598	3,566	1	3,598	3,566	10	1

U.S.	272	280	(3)	272	280	—	(3)	535	554	(3)	535	554	—	(3)
Non-U.S. Developed	150	135	11	150	135	(1)	12	305	274	11	305	274	(1)	12
Emerging Markets	40	35	14	40	35	—	14	74	66	12	74	66	(2)	15
Diabetes Group	462	450	3	462	450	(1)	3	914	894	2	914	894	(3)	3

U.S.	4,152	4,098	1	4,152	4,098	—	1	8,154	8,240	(1)	8,154	8,240	—	(1)
Non-U.S. Developed	2,209	2,052	8	2,209	2,052	62	5	4,440	4,249	4	4,440	4,249	108	2
Emerging Markets	984	908	8	984	908	(12)	10	1,917	1,843	4	1,917	1,843	(65)	8
TOTAL	$7,345	$7,058	4%	$7,345	$7,058	$50	3%	$14,511	$14,332	1%	$14,511	$14,332	$43	1%
See description of non-GAAP financial measures at the end of the earnings press release.

(1) Fiscal year 2016 was a 53-week year, with the extra week included in the first quarter results. While it is difficult to calculate the impact of the extra week, the Company estimates that the extra week impact on first quarter revenue was approximately $450 million.
(2) Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period.
(3) In fiscal year 2017, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from certain product lines in Restorative Therapies Group to Cardiac & Vascular Group's Aortic & Peripheral Vascular division. As a result, fiscal year 2016 results have been recast to adjust for this realignment.

(4) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
(in millions, except per share data)	October 28, 2016	October 30, 2015	October 28, 2016	October 30, 2015
Net sales	$7,345	$7,058	$14,511	$14,332

Costs and expenses:
Cost of products sold	2,326	2,182	4,587	4,638
Research and development expense	554	545	1,110	1,103
Selling, general, and administrative expense	2,416	2,343	4,844	4,792
Restructuring charges, net	47	73	141	140
Certain litigation charges	—	26	82	26
Acquisition-related items	28	49	80	120
Amortization of intangible assets	500	483	987	964
Other expense, net	89	57	128	118
Operating profit	1,385	1,300	2,552	2,431

Interest income	(91)	(107)	(184)	(222)
Interest expense	264	324	536	630
Interest expense, net	173	217	352	408
Income from operations before income taxes	1,212	1,083	2,200	2,023
Provision for income taxes	101	563	160	683
Net income	1,111	520	2,040	1,340
Net loss attributable to noncontrolling interests	(4)	—	(4)	—
Net income attributable to Medtronic	$1,115	$520	$2,044	$1,340

Basic earnings per share	$0.81	$0.37	$1.47	$0.95

Diluted earnings per share	$0.80	$0.36	$1.46	$0.94

Basic weighted average shares outstanding	1,380.0	1,412.9	1,386.5	1,415.6

Diluted weighted average shares outstanding	1,392.5	1,428.8	1,400.2	1,432.7

Cash dividends declared per ordinary share	$0.43	$0.38	$0.86	$0.76

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended October 28, 2016
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,345	$2,326	68.3%	$1,385	18.9%	$1,212	$1,115	$0.80	8.3%
Non-GAAP Adjustments: (2)
Impact of inventory step-up (a)	—	(38)		38		38	24	0.02	36.8
Restructuring charges, net	—	—		47		47	35	0.03	25.5
Acquisition-related items	—	—		28		28	2	—	92.9
Amortization of intangible assets	—	—		500		500	385	0.28	23.0
Non-GAAP	$7,345	$2,288	68.8%	$1,998	27.2%	$1,825	$1,561	$1.12	14.7%
Foreign currency impact	(50)	(58)	0.6	108	1.7			0.06
Constant Currency Adjusted	$7,295	$2,230	69.4%	$2,106	28.9%			$1.18

	Three months ended October 30, 2015
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,058	$2,182	69.1%	$1,300	18.4%	$1,083	$520	$0.36	52.0%
Non-GAAP Adjustments: (2)
Restructuring charges, net	—	—		73		73	56	0.04	23.3
Certain litigation charges, net	—	—		26		26	17	0.01	34.6
Acquisition-related items	—	—		49		49	32	0.02	34.7
Loss on previously held forward starting interest rate swaps (b)	—	—		—		45	29	0.02	35.6
Amortization of intangible assets	—	—		483		483	373	0.26	22.8
Certain tax adjustments (c)	—	—		—		—	442	0.31	—
Non-GAAP	$7,058	$2,182	69.1%	$1,931	27.4%	$1,759	$1,469	$1.03	16.5%

Year over year percent change:							Net Income	Diluted EPS
GAAP							114%	122%
Non-GAAP							6%	9%
Constant Currency Adjusted Non-GAAP								15%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.
(a) Represents amortization of step-up in fair value of inventory acquired in connection with the HeartWare acquisition.
(b) Relates to losses incurred from the unwinding of forward starting interest rate swaps, which were previously entered into in advance of a planned debt issuance that is no longer expected post the internal reorganization described in footnote (c). The losses were recorded in interest expense, net in our condensed consolidated statements of income.
(c) Primarily relates to U.S. income tax expense resulting from the Company's completion of an internal reorganization of the ownership of certain legacy Covidien businesses that reduced the cash and investments held by Medtronic’s U.S.-controlled non-U.S. subsidiaries.

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended October 28, 2016
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$14,511	$4,587	68.4%	$2,552	17.6%	$2,200	$2,044	$1.46	7.3%
Non-GAAP Adjustments: (2)
Impact of inventory step-up (a)	—	(38)		38		38	24	0.02	36.8
Restructuring charges, net	—	(10)		151		151	113	0.08	25.2
Certain litigation charges	—	—		82		82	52	0.04	36.6
Acquisition-related items	—	—		80		80	41	0.03	48.8
Amortization of intangible assets	—	—		987		987	761	0.54	22.9
Certain tax adjustments (b)	—	—		—		—	(31)	(0.02)	—
Non-GAAP	$14,511	$4,539	68.7%	$3,890	26.8%	$3,538	$3,004	$2.15	15.2%
Foreign currency impact	(43)	(77)	0.5	178	1.3			0.10
Constant Currency Adjusted	$14,468	$4,462	69.2%	$4,068	28.1%			$2.25

	Six months ended October 30, 2015
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$14,332	$4,638	67.6%	$2,431	17.0%	$2,023	$1,340	$0.94	33.8%
Non-GAAP Adjustments: (2)
Impact of inventory step-up (c)	—	(226)		226		226	165	0.12	27.0
Restructuring charges, net	—	—		140		140	108	0.08	22.9
Certain litigation charges	—	—		26		26	17	0.01	34.6
Acquisition-related items	—	—		120		120	84	0.06	30.0
Loss on previously held forward starting interest rate swaps (d)	—	—		—		45	29	0.02	35.6
Amortization of intangible assets	—	—		964		964	746	0.52	22.6
Certain tax adjustments (e)	—	—		—		—	442	0.31	—
Non-GAAP	$14,332	$4,412	69.2%	$3,907	27.3%	$3,544	$2,931	$2.05	17.3%

Year over year percent change:							Net Income	Diluted EPS
GAAP							53%	55%
Non-GAAP							2%	5%
Constant Currency Adjusted Non-GAAP								10%
See description of non-GAAP financial measures contained in this release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.

(a)	Represents amortization of step-up in fair value of inventory acquired in connection with the HeartWare acquisition.

(b)
The net benefit in certain tax adjustments relates to the resolution of various tax positions from prior years and other certain tax charges recorded in connection with the redemption of an intercompany minority interest.

(c)	Represents amortization of step-up in fair value of inventory acquired in connection with the Covidien acquisition.

(d)
Relates to losses incurred from the unwinding of forward starting interest rate swaps, which were previously entered into in advance of a planned debt issuance that is no longer expected post the internal reorganization described in footnote (e). The losses were recorded in interest expense, net in our condensed consolidated statements of income.

(e)
Primarily relates to U.S. income tax expense resulting from the Company's completion of an internal reorganization of the ownership of certain legacy Covidien businesses that reduced the cash and investments held by Medtronic’s U.S.-controlled non-U.S. subsidiaries.

MEDTRONIC PLC
RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW
(Unaudited)

	Six months ended	Three months ended	Three months ended
(in millions)	October 28, 2016	October 28, 2016	July 29, 2016
Net cash provided by operating activities	3,022	1,472	1,550
Additions to property, plant, and equipment	(598)	(268)	(330)
Free Cash Flow (1)	$2,424	$1,204	$1,220
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
RECONCILIATION OF ESTIMATED FULL FISCAL YEAR OPERATING CASH FLOW TO FREE CASH FLOW
(Unaudited)

	Full Fiscal Year 2017 Estimate
(in billions)	Low	High
Net cash provided by operating activities (1)	$6.2	$7.1
Additions to property, plant, and equipment	(1.2)	(1.1)
Free Cash Flow (2)	$5.0	$6.0
See description of non-GAAP financial measures at the end of the earnings press release.

(1)
Estimated full fiscal year net cash provided by operating activities includes assumptions related to the timing and amount of cash flows resulting from charges or gains that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). The estimated full year range is broad to capture the unpredictability inherent in the timing and amount of cash flows related to Non-GAAP Adjustments. The estimate includes projected cash flows related to Non-GAAP Adjustments which have been recognized in the Company's statements of income. If the Company were to incur charges or gains related to Non-GAAP Adjustments which have not yet been recognized in the statements of income, the estimated full fiscal year net cash provided by operating activities may be significantly effected.

(2)	Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
SECOND QUARTER SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE (SG&A), RESEARCH AND DEVELOPMENT EXPENSE (R&D), AND OTHER (INCOME) EXPENSE, NET ON AN ADJUSTED BASIS
(Unaudited)

	Three months ended October 28, 2016
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a Percentage of Net Sales	R&D Expense	R&D Expense as a Percentage of Net Sales	Other (Income) Expense, net	Other (Income) Expense, net as a Percentage of Net Sales
As reported	$7,345	$2,416	32.9%	$554	7.5%	$89	1.2%
Foreign currency impact	(50)	(10)		—		(90)
Adjusted	$7,295	$2,406	33.0%	$554	7.6%	$(1)	—%
See description of non-GAAP financial measures at the end of the earnings press release.

MEDTRONIC PLC
PAIN THERAPIES REVENUE GROWTH ON AN ADJUSTED BASIS
FOR THE THREE MONTHS ENDED OCTOBER 28, 2016
(Unaudited)

Constant Currency Growth (1)
Pain Therapies	(2)%
Drug business	3
Adjusted Pain Therapies	1%
See description of non-GAAP financial measures at the end of the earnings press release.

(1) Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	October 28, 2016	April 29, 2016
ASSETS

Current assets:
Cash and cash equivalents	$2,954	$2,876
Investments	8,303	9,758
Accounts receivable, less allowances of $162 and $161, respectively	5,661	5,562
Inventories	3,717	3,473
Other current assets	1,891	1,931
Total current assets	22,526	23,600

Property, plant, and equipment, net	4,891	4,841
Goodwill	41,707	41,500
Other intangible assets, net	26,739	26,899
Tax assets	1,250	1,383
Other assets	1,293	1,421

Total assets	$98,406	$99,644

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current debt obligations	$3,367	$993
Accounts payable	1,659	1,709
Accrued compensation	1,477	1,712
Other accrued expenses	3,098	2,751

Total current liabilities	9,601	7,165

Long-term debt	29,010	30,109
Accrued compensation and retirement benefits	1,768	1,759
Accrued income taxes	2,381	2,903
Deferred tax liabilities	3,754	3,729
Other liabilities	1,599	1,916

Total liabilities	48,113	47,581

Commitments and contingencies

Shareholders’ equity:

Ordinary shares — par value $0.0001	—	—
Retained earnings	52,514	53,931
Accumulated other comprehensive loss	(2,328)	(1,868)
Total shareholders’ equity	50,186	52,063
Noncontrolling interests	$107	$—
Total equity	$50,293	$52,063
Total liabilities and equity	$98,406	$99,644

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in millions)	October 28, 2016	October 30, 2015
Operating Activities:
Net income	$2,040	$1,340
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,469	1,397
Amortization of debt discount and issuance costs	14	15
Acquisition-related items	(47)	222
Provision for doubtful accounts	18	30
Deferred income taxes	(50)	(274)
Stock-based compensation	190	209
Other, net	(105)	(85)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(89)	(1)
Inventories	(187)	(326)
Accounts payable and accrued liabilities	(271)	(369)
Other operating assets and liabilities	75	73
Certain litigation charges	82	26
Certain litigation payments	(117)	(162)
Net cash provided by operating activities	3,022	2,095
Investing Activities:
Acquisitions, net of cash acquired	(1,306)	(997)
Additions to property, plant, and equipment	(598)	(446)
Purchases of investments	(2,110)	(3,370)
Sales and maturities of investments	3,625	2,752
Other investing activities, net	32	(13)
Net cash used in investing activities	(357)	(2,074)
Financing Activities:
Acquisition-related contingent consideration	(36)	(19)
Change in current debt obligations, net	1,154	1,277
Proceeds from short-term borrowings (maturities greater than 90 days)	4	48
Issuance of long-term debt	131	—
Payments on long-term debt	(252)	(1,608)
Dividends to shareholders	(1,192)	(1,075)
Issuance of ordinary shares	260	263
Repurchase of ordinary shares	(2,794)	(1,460)
Other financing activities	74	49
Net cash used in financing activities	(2,651)	(2,525)
Effect of exchange rate changes on cash and cash equivalents	64	39
Net change in cash and cash equivalents	78	(2,465)
Cash and cash equivalents at beginning of period	2,876	4,843
Cash and cash equivalents at end of period	$2,954	$2,378
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$258	$1,021
Interest	559	652